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                                                                   Exhibit 10(c)


                EMPLOYMENT AGREEMENT BETWEEN COMPMANAGEMENT, INC.
                AND DR. BERNARD MASTER, DATED AS OF MAY 1, 1999,
                        AS AMENDED BY FIRST AMENDMENT TO
                EMPLOYMENT AGREEMENT, DATED AS OF JANUARY 1, 2000

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                              EMPLOYMENT AGREEMENT
                              --------------------

         This agreement is made effective as of May 1, 1999, at Columbus, Ohio, between CompManagement, Inc., an Ohio corporation (the "Company"), and Bernard
F. Master, D.O. (the "Employee"), who hereby agrees as follows:

         ss.1. Employment as Chairman. The Company hereby employs the Employee as Chairman of the Company, and the Employee hereby accepts such employment, upon the terms and subject to the conditions set forth in this agreement.

         ss.2. Term of Employment. The term of the Employee's employment by the Company pursuant to this agreement shall begin on the date of this agreement and shall end, unless sooner terminated in accordance with the provisions of ss.8, below, on April 30, 2000 (the "Initial Term"). Upon agreement of the Company and the Employee, the term of the Employee's employment under this agreement may be renewed for successive one-year periods (each a "Renewal Term"), commencing on the day following the termination date of the Initial Term or the preceding Renewal Term, as the case may be, and ending, unless sooner terminated in accordance with the provisions of ss.8, below, on the first anniversary of the applicable termination date.

         ss.3. Services. The Employee shall serve as the Chairman of the Board of the Company and its subsidiaries and as Chairman of the Board and Chief Executive Officer of Health Power, Inc., a Delaware corporation and the parent of the Company ("Health Power"). As such, the Employee shall perform such services as may be reasonably assigned to him from time to time by the Boards of Directors of the Company and Health Power. The Employee shall devote his best efforts to the performance of his duties hereunder.

         ss.4. Responsibilities. The Employee shall be responsible for establishing and supervising the implementation of the business policies and operating programs, budgets, procedures, and directions of the Company, its subsidiaries, and Health Power (reporting only to the Boards of Directors of the Company and Health Power); monitoring and evaluating the effectiveness of the management of the Company, including without limitation reviewing and evaluating the performance of all executive officers of the Company; establishing and implementing a strategic plan for the Company and its subsidiaries; determining the necessity of and, if necessary and possible, supervising the raising of additional capital for the Company, its subsidiaries, and/or Health Power; presiding at all meetings of the shareholders and the Boards of Directors of the Company, its subsidiaries, and Health Power; and such other activities as are incident to his office or as may be prescribed or delegated by the Boards of Directors of the Company and Health Power.

         ss.5. Compensation. The Employee shall receive the following compensation:

                  (a) A base salary of $295,000 per annum or, if the term of the Employee's employment is renewed, such other base salary (the "Base Salary") as may be approved

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         by the Company's or Health Power's Compensation Committee (the
         "Committee") from time to time, payable in accordance with the Company's general policies for payment of compensation to its salaried personnel; provided if the Employee's employment is terminated pursuant to the provisions of ss.8, below, the base salary shall cease as of the day of termination;

                  (b) $3,500 per month, payable in arrears, as an expense allowance for expenditures advanced by the Employee on behalf of the Company;

                  (c) $500 per month payable in arrears as an automobile allowance plus mileage reimbursement for business travel (at the rate established by the Internal Revenue Service for mileage deductibility), subject to the maintenance of appropriate records and the submission of appropriate reports to the Company;

                  (d) An annual cash bonus in an amount up to 35% of the Base Salary (the "Bonus"). Beginning with the 1999 fiscal year of the Company, and continuing for each fiscal year thereafter during which the Bonus may be earned (each a "Performance Year"), the Committee shall establish performance criteria or goals to be achieved by the Employee for that Performance Year. The performance criteria or goals shall be approved by the Committee and set forth in the minutes of the Committee's meetings or in a written agreement between the Company and the Employee. After the completion of each Performance Year, and after the completion of the audit by the Company's independent auditors of the consolidated financial statements for Health Power and its subsidiaries for such Performance Year, the Committee shall review the performance criteria and goals of the Employee established by the Committee for that Performance Year and make a determination as to the amount of the Bonus earned by the Employee based upon the Employee's achievement of such performance criteria and goals. The Bonus shall be payable within 10 days after the Committee's determination as to the amount of the Bonus earned by the Employee. The performance criteria and goals established for the Employee shall be based upon such criteria and goals as may be selected by the Committee, including without limitation the Employee's performance with respect to providing leadership to the Company's personnel, implementing strategic plans and objectives for Health Power and its subsidiaries, meeting financial budgets and objectives of Health Power and its subsidiaries, supervising the Company's operations, and enhancing value for the Company's stockholders; and

                  (e) Formula Vesting Stock Options pursuant to the 1994 Executive Performance Stock Option Plan, as amended (the "Plan"), for 1999 and, if the term of the Employee's employment is renewed, for each subsequent Performance Year ending during each renewal term of the Employee's employment under this agreement. The number of shares of common stock subject to the Formula Vesting Stock Options shall be an amount equal to the aggregate number of Formula Vesting Stock Options and Discretionary Vesting Stock Options received by the chief executive officer of the Company during each Performance Year.

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         ss.6. Fringe Benefits. The Company shall provide disability insurance for the benefit of the Employee and pay all premiums with respect thereto, which insurance shall supplement the Company's current disability insurance benefits to the Employee. The policy or policies for such disability insurance shall provide for benefits in the amount of $6,000 per month for a maximum of five years, which benefits shall commence 90 days after the date of the Employee's disability (as determined under the terms of such policy).

         The Employee shall also be entitled to such other fringe benefits and perquisites as may be generally provided by the Company to its salaried personnel pursuant to the Company's established policies.

         ss.7. Severance Pay. If the Employee's employment is (a) terminated by the Company as a result of a Change in Control of Health Power (as defined below), or (b) not renewed at the end of any employment or renewal term after a Change in Control of Health Power for any reason, then the Employee shall receive the following:

                  (i) Severance pay in the amount equal to his then current annual base salary, payable over a one-year period in the same manner as such annual base salary is paid; and

                  (ii) Fringe benefits as set forth inss.6, above, for one year from the date of termination of employment.

         In addition, if the Employee's employment is terminated by the Company as a result of or after a Change in Control of Health Power for any reason, then the Employee shall receive additional severance pay in an amount equal to the base salary the Employee would have received from the date of termination through the end of the Initial Term or Renewal Term then in effect, as the case may be, payable during such period in the same manner as the Employee's base salary is paid. The severance pay described in this paragraph shall be in lieu of the payment of the Employee's base salary.

         For purposes of this section, a "Change in Control of Health Power" shall be deemed to occur:

                  (A) When, after the date of this agreement, any "person" as defined in ss.3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in ss.ss.13(d) and 14(d) thereof, including a "group" as defined in ss.13(d) of the Exchange Act, but excluding Health Power and any subsidiary and any employee benefit plan sponsored or maintained by Health Power or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of Health Power representing 20% or more of the combined voting power of Health Power's then outstanding securities;

                  (B) When, during any period of 24 consecutive months after the date of this agreement, the individuals who, at the beginning of such period, constitute the Board of

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         Directors of Health Power (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this ss.__(ii); or

                  (C) Upon the occurrence of a transaction requiring stockholder approval for the acquisition of the Company and/or its subsidiaries by an entity other than Health Power or one or more of its subsidiaries through purchase of assets, by merger or otherwise.

         ss.8. Termination of Employment. The Employee's employment under this agreement may be terminated:

                  (a) By the Employee with or without cause upon giving 90 days advance written notice to the Company, provided that the Employee shall continue to perform all duties under this agreement until the earlier of: (i) the expiration date of such 90-day period; or (ii) any earlier date which may be specified by the Company.

                  (b) By the Company upon the occurrence of any one of the following events or any time thereafter:

                           (i) The Employee fails to fully perform and observe
                  all obligations and conditions to be performed and observed by the Employee under this agreement, or under any other agreement between the Employee and the Company, and fails to correct such problem within 10 days after notice by the Board of Directors to do so or, if it is impossible to correct such problem within such 10 days, fails to commence the action necessary to correct such problem and continues diligently to pursue such action until the correction is complete; or

                           (ii) The Employee's death or long-term disability.
                  For purposes of this agreement, the term "long-term disability" shall have the same meaning as long-term disability or other similar term used in any long-term or permanent disability policy provided by the Company and covering the Employee. In the event there is no long-term or permanent disability policy in effect covering the Employee, the term "long-term disability" shall mean that because of physical or mental incapacity, the Employee has not performed his duties under this agreement for 60 days or longer and it is probable, in the opinion of a licensed physician selected by the Company, that the Employee will not be able to engage actively in his employment by the Company for an additional period of 90 days or longer.

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         ss.9. Employee's Capacity. The Employee represents and warrants to the
Company that he has the capacity and right to enter into this agreement and perform all his duties under this agreement without any restriction whatsoever by any other agreement, document, or otherwise.

         ss.10. Complete Agreement. This document contains the entire agreement between the parties with respect to the Employee's employment by the Company and supersedes any prior discussions, negotiations, representations, or agreements between them relating to the Company's employment of the Employee. No additions or other changes to this agreement shall be made or be binding on either party unless made in writing and signed by each party to this agreement.

         ss.11. Notices. Any notice or other communication required or desired to be given to any party under this agreement shall be in writing and shall be deemed given:

                  (a) In the case of the Employee, when delivered personally to the Employee or when deposited in the United States mail, first-class postage prepaid, addressed to the Employee at 340 Tucker Drive, Worthington, Ohio 43085, or at any other address thereafter designated by the Employee in notice theretofore given to the Company; and

                  (b) In the case of the Company, when deposited in the United States mail, first-class postage prepaid, addressed to the Company at 6377 Emerald Parkway, Dublin, Ohio 43016, or at any other address thereafter designated by the Company in notice theretofore given to the Employee.

         ss.12. Governing Law. All questions concerning the validity, intention, or meaning of this agreement or relating to the rights and obligations of the parties with respect to performance hereunder shall be construed and resolved under the laws of Ohio.

         ss.13. Severability. The intention of the parties to this agreement is to comply fully with all laws and public policies, and this agreement shall be construed consistently with all laws and public policies to the extent possible. If and to the extent that any court of competent jurisdiction is unable to so construe part or all of any provision of this agreement, and holds part or all of that provision to be invalid, such invalidity shall not affect the validity of the balance of that provision or the remaining provisions of this agreement, which shall remain in full force and effect.

         ss.14. Nonwaiver. No failure by any party to insist upon strict compliance with any term of this agreement, to exercise any option, enforce any right, or seek any remedy upon any default of any other party shall affect, or constitute a waiver of, the first party's right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default; nor shall any custom or practice of the parties at variance with any provision of this agreement affect, or constitute a waiver of, any party's right to demand strict compliance with all provisions of this agreement.

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         ss.15. Captions. The captions of the various sections of this agreement are not part of the context of this agreement, but are only labels to assist in locating those sections, and shall be ignored in construing this agreement.

         ss.16. Successors. This agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective heirs, legal representatives, successors, and assigns of each party to this agreement, provided that neither party may assign any of its rights or obligations under this agreement without the prior written consent of the other party.

                                          COMPMANAGEMENT, INC.



/s/ Bernard F. Master, D.O.               By /s/ Robert J. Bossart
-------------------------------             -----------------------------------
BERNARD F. MASTER, D.O.                      Robert J. Bossart, Chief Executive
                                              Officer

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                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
                     ---------------------------------------

         This amendment is made effective as of January 1, 2000, between CompManagement, Inc., an Ohio corporation (the "Company"), and Bernard F. Master, D.O. (the "Employee").


                             Background Information
                             ----------------------

         The Employee and the Company are parties to an Employment Agreement dated as of May 1, 1999 (the "Employment Agreement"). The parties desire to amend the Employment Agreement as provided in this amendment. The Employment Agreement, as amended by this amendment, is hereinafter collectively referred to as the "Agreement."


                             Statement of Agreement
                             ----------------------

         The parties hereby acknowledge the accuracy of the foregoing Background Information and hereby agree as follows:

         ss.1. Term of Employment. Section 2 of the Employment Agreement is hereby amended in its entirety to read as follows:

                  ss.2. Term of Employment. The term of the Employee's employment by the Company pursuant to the Agreement shall begin on May 1, 1999, and shall end, unless sooner terminated in accordance with the provisions of ss.8 of the Agreement, on December 31, 2002 (the "Initial Term"). Unless terminated in accordance with the provisions of ss.8 of the Agreement, the Employee's employment under the Agreement shall automatically continue after the expiration of the Initial Term upon the same terms and conditions contained in the Agreement, or upon such other terms and conditions to which the parties may mutually agree in writing, for successive two-year periods (each a "Renewal Term"), commencing on the day following the termination date of the Initial Term or the preceding Renewal Term, as the case may be, and ending, unless sooner terminated in accordance with the provisions of ss.8 of the Agreement, on the second anniversary of the applicable termination date.

         ss.2. Severance Pay. Section 7 of the Employment Agreement is hereby amended in its entirety to read as follows:

                  ss.7. Severance Pay. If the Employee's employment is terminated by either the Company or the Employee pursuant to ss.8(a) of the Agreement, by the Company pursuant to ss.8(b) of the Agreement, or by the Employee pursuant to ss.8(c) of the Agreement after a Change in Control of Health Power (as defined in ss.8 of the Agreement), then the Employee shall receive the following:


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                           (a) Payment of any Base Salary accrued through the
                  date of termination of employment.

                           (b) Severance pay in an amount equal to (i) an amount
                  equal to two times the Base Salary in effect at the time of termination of employment, plus (ii) an amount equal to the Bonus most-recently paid to the Employee pursuant to ss.5(d) of the Agreement.

                           (c) Benefits comparable to the fringe benefits
                  described in ss.6 of the Employment Agreement until the earlier of two years from the date of termination or the date any such benefit is provided to the Employee by another employer.

                  If the severance compensation under this section would constitute a "parachute payment," as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), such severance compensation shall be reduced to the largest amount as will result in no portion of the severance compensation payments under this section being subject to the excise tax imposed by Section 4999 of the Code or being disallowed as deductions to the Company under Section 280G of the Code.

                  Payment of the amounts described in subsection (a), above, shall be made within 30 days after the termination of employment and payment of the amounts described in subsection (b), above, shall be made over a two-year period commencing with the termination of employment, in the same manner as the Base Salary is paid during employment.

         ss.3. Termination of Employment. Section 8 of the Employment Agreement is hereby amended in its entirety to read as follows:

                  ss.8. Termination of Employment. The Employee's employment under the Agreement may be terminated:

                           (a) By the Employee or the Company, with or without
                  cause, at the end of the Initial Term or any Renewal Term upon giving not less than 45 days advance written notice prior to the end of the Initial Term or the Renewal Term then in effect, as the case may be, provided that the Employee shall continue to perform all services under the Agreement until the earlier of: (i) the expiration date of such 45 day period; or
                  (ii) any earlier date which may be specified by the Company. If the Employee's employment is terminated pursuant to this subsection (a), then the Employee shall be entitled to receive the severance pay and benefits described in ss.7(b) and (c) of the Agreement.

                           (b) By the Company, with or without cause, upon the
                  giving of written notice to the Employee. If the Employee's employment is

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                  terminated pursuant to this subsection (b), then Employee
                  shall be entitled to receive the severance pay and benefits described in ss.7(b) and (c) of the Agreement.

                           (c) By the Employee, with or without cause, upon
                  giving 45 days advance written notice to the Company, provided that the Employee shall continue to perform all duties under this agreement until the earlier of: (i) the expiration date of such 45-day period; or (ii) any earlier date which may be specified by the Company. If the Employee's employment is terminated pursuant to this subsection (c) after a Change in Control of Health Power (as defined below), then Employee shall be entitled to receive the severance pay and benefits described in ss.7(b) and (c) of the Agreement.

                           (d) By the Company upon the occurrence of any one of
                  the following events or any time thereafter:

                                    (i) The Employee fails to fully perform and
                           observe all obligations and conditions to be performed and observed by the Employee under the Agreement, or under any other agreement between the Employee and the Company, and fails to correct such problem within 10 days after notice by the Board of Directors to do so or, if it is impossible to correct such problem within such 10 days, fails to commence the action necessary to correct such problem and continues diligently to pursue such action until the correction is complete; or

                                    (ii) The Employee's death or long-term
                           disability. For purposes of this agreement, the term "long-term disability" shall have the same meaning as long-term disability or other similar term used in any long-term or permanent disability policy provided by the Company and covering the Employee. In the event there is no long-term or permanent disability policy in effect covering the Employee, the term "long-term disability" shall mean that because of physical or mental incapacity, the Employee has not performed his duties under this agreement for 60 days or longer and it is probable, in the opinion of a licensed physician selected by the Company, that the Employee will not be able to engage actively in his employment by the Company for an additional period of 90 days or longer.

                           For purposes of the Agreement, a "Change in Control
                  of Health Power" shall be deemed to occur:

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                           (A) When, after January 1, 2000, any "person" as
                  defined in ss.3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in ss.ss.13(d) and 14(d) thereof, including a "group" as defined in ss.13(d) of the Exchange Act, but excluding Health Power and any subsidiary and any employee benefit plan sponsored or maintained by Health Power or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of Health Power representing 20% or more of the combined voting power of Health Power's then outstanding securities;

                           (B) When, during any period of 24 consecutive months
                  after January 1, 2000, the individuals who, at the beginning of such period, constitute the Board of Directors of Health Power (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this subsection (B); or

                           (C) Upon the occurrence of a transaction requiring
                  stockholder approval for the acquisition of the Company and/or its subsidiaries by an entity other than Health Power or one or more of its subsidiaries through purchase of assets, by merger or otherwise.

         ss.4. Definitions. All capitalized terms used in this amendment which are not otherwise defined herein shall have the respective meanings given those terms in the Employment Agreement.

         ss.5. Captions. The captions of the various sections of this amendment are not part of the context of this amendment, but are only labels to assist in locating those sections, and shall be ignored in construing this amendment.

         ss.6. Construction. This document is an amendment to the Employment Agreement. In the event of any inconsistencies between the provisions of the Employment Agreement and this amendment, the provisions of this amendment shall control. Except as modified by this amendment, the Employment Agreement shall continue in full force and effect without change.

                                          COMPMANAGEMENT, INC.



/s/ Bernard F. Master, D.O.               By /s/ Robert J. Bossart
-------------------------------             -----------------------------------
BERNARD F. MASTER, D.O.                      Robert J. Bossart, Chief Executive
                                              Officer

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